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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62657) pertaining to the Ceres Group, Inc. 401(k) Plan of our report dated March 4, 2003, except for Notes A, E and N as to which the date is March 31, 2003, with respect to the 2002 and 2001 consolidated financial statements and schedules of Ceres Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                     /s/ Ernst & Young LLP

Cleveland, Ohio
March 9, 2004